FINAL PROSPECTUS	Filed Pursuant to Rule 424(b)(2)
Registration No. 333-141535

CLEAN POWER TECHNOLOGIES INC.

10,043,096 SHARES COMMON STOCK

This prospectus relates to the resale of up to 10,043,096 shares of our common stock, par value $0.001 per share issuable as follows: (i) 8,000,000 shares to Dutchess Private Equities Fund, Ltd. (“Dutchess”); (ii) 37,214 shares Jay M. Kaplowitz (“Kaplowitz”); (ii) 31,786 shares to Peter J. Gennuso (“Gennuso”); (iv) 29,214 shares to Arthur S. Marcus (“Marcus”);  (v) 23,214 shares to James Fornari (“Fornari”); (vi) 100,000 shares to Crysler Investments Ltd. (“Crysler”); (vii) 250,000 shares to Buccaneer Holdings Inc. (“Buccaneer”); (viii) 200,000 shares to Abacal Inc. (“Abacal”); (ix) 266,667 shares to Tumbley Holdings Ltd.(“Tumbley”); (x) 500,000 shares to Richard Schmidt (“Schmidt”); (xi) 315,000 shares to Gordon Mak (“Mak”); (xii) 140,000 shares to Hoa Pho-Lau (“Pho-Lau”); and (xiii) 150,000 shares to Craig Nelson (“Nelson”) with Dutchess, Kaplowitz, Gennuso, Marcus, Fornari, Crysler, Buccaneer, Abacal, Tumbley, Schmidt, Mak, Pho-Lau the “Selling Securityholders”).  The Selling Securityholders may sell their respective common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTCBB under the symbol “CPWE”.  On March 20, 2007 the closing price as reported was $1.55.

The Selling Securityholders, and any participating broker-dealers, may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933.  The Selling Securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our common stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU MAY LOSE YOUR ENTIRE INVESTMENT.  CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in or incorporated by reference in this prospectus.  We have not, and the Selling Securityholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Clean Power Technologies Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus.  If anyone provides you with different information, you should not rely on it.  We are not, and the Selling Securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby.  This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

The date of this prospectus is April 11, 2007

PROSPECTUS SUMMARY

1

THE COMPANY

1

OFFERING

3

TRANSACTION SUMMARY

4

SUMMARY FINANCIAL INFORMATION

5

RISK FACTORS

6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

12

USE OF PROCEEDS

13

MARKET FOR OUR SHARES

13

HOLDERS OF COMMON STOCK

13

DIVIDEND POLICY

13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

14

BUSINESS

18

MANAGEMENT

29

EXECUTIVE COMPENSATION

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

DESCRIPTION OF SECURITIES

36

SHARES ELIGIBLE FOR RESALE

36

SELLING SECURITYHOLDERS

37

PLAN OF DISTRIBUTION

39

LEGAL MATTERS

41

EXPERTS

41

WHERE YOU CAN FIND ADDITIONAL INFORMATION

41

INDEX TO FINANCIAL STATEMENTS

F-1

PROSPECTUS SUMMARY

This Summary highlights some information from this prospectus, and it may not contain all of the information that is important you.  You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “risk factors,” and our financial statements and the accompanying notes.

In this prospectus, “we”, “us,” “Company”, “our” and “Clean Power” refer to Clean Power Technologies Inc. and its Subsidiaries, Clean Energy and Power Solutions, Inc. and Clean Power Technologies Limited unless the context provides otherwise requires.  Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending August 31st.  Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to our Common Stock.

THE COMPANY

CLEAN POWER TECHNOLOGIES INC. CORPORATE HISTORY

Clean Power (formerly “Sphere of Language”) was incorporated on October 30, 2003, in the State of Nevada.  Sphere of Language was created to provide localization services along with a virtual real-time translation and print-on-demand service to solve two problems common to the print and design business, namely, timely delivery and cost of delivery for automated translation services.  We have not been successful in gaining any recognition for this business.  In our efforts to secure contracts, we were introduced, through one of our current directors, Mr. Abdul Mitha, to a new technology project being developed by a company with which Mr. Mitha was associated.

On May 12, 2006, Clean Energy and Power Solutions Inc. (“CEPS”) was incorporated for the purposes of entering into an agreement to acquire Clean Power.  On May 22, 2006, we entered into an agreement and plan of merger with CEPS and the Clean Power Technologies Inc. (“CPTI”) shareholders for the acquisition of all of CPTI’s  issued and outstanding common shares.  Prior to the merger, CPTI was a privately held company developing a project for a gas/steam or diesel/steam hybrid technology.  Under the terms of the agreement CPTI merged with CEPS, with CEPS being the surviving entity.  Clean Power Technologies Limited (“CPTL”), which is a U.K. corporation, became a wholly owned subsidiary of CEPS after the merger was effected.  Further, the agreement required that Clean Power change its name to Clean Power Technologies Inc., which corporate action was effected on June 13, 2006.

OVERVIEW

We seek to develop a vehicle with a steam hybrid engine.  Our business plan calls for the development of two vehicles.  The first vehicle will be a prototype and the second vehicle will be an engineered vehicle that we intend to unveil to the automotive industry.

We believe that a rotary Wankel type steam engine is an ideal power producer for automotive applications.  The Wankel engine is a displacement engine that the steam passes through with no reversal in direction (referred to as uniflow) and the exhaust is from maximum displacement to minimum displacement.

Our concept is to use a Mazda RX-8 vehicle which we have purchased as our prototype vehicle, with one of the two lobes running on steam and the other on gasoline.  We do not have any alliance with Mazda.  The determination to use the Mazda RX-8 was for the easier adaptability with our proposed technology development.  The heat normally lost in the system will be recovered via a water jacket style steam accumulator with a closed circuit condenser running the length of the vehicle.  The exhaust will enter the accumulator at the side of the engine, by enriching the air/fuel mixture enough to produce an exhaust stream which is rich enough in hydrocarbons to actually support complete combustion in a

‘thermal reactor’, which is an enlarged open chamber in the exhaust/steam accumulator.  This will assist the production of steam and delete the need for a catalytic converter.

We believe the key to the success of this project is the heat recovery system and control system that manages the steam and gasoline operation.  The objective is to enable the two lobes of the Wankel engine to operate together or individually.  Our goal is to work over the next several months to supply a technology that will allow an engine to effectively switch between steam and gasoline in separate lobes of a Wankel engine.  We expect this technology will increase the distance drive on a litre of fuel to give us 140 miles per gallon fuel efficiency in our Mazda RX-8.

The current automotive rule of thumb is that one-third of the energy from fuel produces useful work, one-third is transferred to the cooling system and lost, and one-third is lost through the exhaust pipe.  We believe that the steam hybrid engine technology can save up to 40%-50% of current levels combined with cleaner emissions.

If successful, we will take the product to market or look for a partner to work with us to take the product to market.  We believe the market for our technology will be the automotive industry mainly with automobiles and trucks.  Our customers would be automobile manufacturers, truck manufacturers, and first-tier suppliers of engines.

Our principal office is located at 436- 35th Avenue, N.W. Calgary, Alberta, Canada T2K-0C1.  Our website is http://www.cleanpowertech.com.  The information on our website is not part of this prospectus.

OFFERING

SHARES OUTSTANDING
PRIOR TO OFFERING

Common Stock, $0.001 par value	45,916,726
Common Stock Offered by Selling Securityholders	10,043,096
Use of Proceeds	We will not receive any proceeds from the sale by the Selling Stockholder of shares in this offering, except upon drawdowns made pursuant to the equity line. See “Use of Proceeds.”
Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.
OTC Symbol	CPWE
Executive Offices

Our executive offices are located at 436- 35th Avenue, N.W. Calgary, Alberta, Canada T2K-0C1.  Our telephone number is (403) 277-3944 and our website is: www.cleanpowertech.com.  The information on our website is not part of this prospectus.

 of Proceeds

TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LTD.

On January 18, 2007, we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, Ltd. (“Dutchess”) to provide us with an equity line of credit.  Pursuant to this Agreement, Dutchess shall commit to purchase up to $10,000,000 of the Company’s Stock over the course of Twenty-four (24) months (“Line Period”), after a registration statement  has been declared effective (“Effective Date”).  The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $250,000 or 2) 200% of the averaged daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date.  The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-six percent (96%) of the lowest closing bid price of the common stock during the Pricing Period.  The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date.  There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company reserves the right but not the obligation to withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price.  The Minimum Acceptable Price is defined as Ninety (90%) of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”).  Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within thirty (30) days after the closing date.  Although this registration statement is being filed outside of the 30 days, Dutchess has agreed to waive its rights to any and all damages that it may have incurred as a result.  In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) days after the filing of the registration statement.

TRANSACTIONS WITH GERSTEN SAVAGE LLP

The shares of common stock issued to Messrs. Kaplowitz, Gennuso, Marcus and Fornari, attorneys at the law firm Gersten Savage LLP, were for legal services rendered to us in connection with our general corporate, securities, and intellectual property matters.

TRANSACTIONS WITH CRYSLER INVESTMENTS LTD. AND BUCCANEER HOLDINGS INC.

The shares of common stock issued to Crysler Investments Ltd. and Buccaneer Holdings Inc., were for consulting services rendered to us in connection with our general corporate matters and for review of our business plan materials.

TRANSACTIONS WITH ABCAL, TUMBLEY, SCHMIDT, MAK, PHO-LAU AND NELSON

The shares of common stock issued to Abcal, Tumbley, Schmidt, Mak, Pho-Lau and Nelson were issued pursuant to the agreement and plan of merger dated May 22, 2006 and completed on July 10, 2006.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our Company as provided in its year end financial statements.  You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the year ended August 31, 2006	For the Quarter Ended November 30, 2006
Net Sales	–	–
Net Loss from Operations	$311,435	$263,106
Net Loss Per Share	$(0.01)	$(0.01)
Weighted Average Common Shares Outstanding	32,856,774	45,445,377

Condensed Consolidated Balance Sheet Data

	For the Year ended August 31, 2006	For the Quarter Ended November 30, 2006
Total Current Assets	$234,558	$228,774
Total Assets	$394,539	$495,255
Working Capital Deficiency	($374,628)	($740,426)
Total Current Liabilities	$609,186	$969,200
Shareholder’s Deficit	$394,539	495,255

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering.  The risks and uncertainties described below are not the only risks we face.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations.  If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment.  We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT.  AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We incurred net losses in the quarter ended November 30, 2006 in the amount of $263,106.  As of November 30, 2006, we had a stockholder deficiency of $473,945.  In addition, we expect to increase our operating expenses to fund our anticipated growth.  We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE EXPECT OUR OPERATING LOSSES TO CONTINUE

We expect to incur increased operating expenses during the next year.  The amount of net losses and the time required for us to reach and sustain profitability are uncertain.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with business, including, but not limited to the increase in costs to be incurred for research and development, protection of our intellectual property and the marketing of our product.  There can be no assurance that we will ever generate revenue or achieve profitability at all or on any substantial basis.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan.  The Dutchess equity line described herein would add additional working capital to the extent of the Put Amounts which will sustain our operations for an extended period of time; however, certain draw down restrictions pertaining to the Puts apply which could shorten this period of time.  There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us.  In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

Unless we can raise additional capital needed for the continuance of our operations, we may not be able to achieve our objectives and may have to suspend or cease operations.  At November 30, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $574,541 since inception, has a working capital deficiency of $740,426 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

Our future financial success depends to a large degree upon the efforts of our officers and directors, in particular, Mr. Abdul Mitha, our President and Chief Executive Officer, and Michael Burns, who is in charge of the development of the technology along with the original inventor Professor Fred Bayley.  We do not currently have an employment agreement with Mr. Mitha, but we hope to have one in place in the near future.  We do have employment contracts with both Michael Burns and Professor Fred Bayley, however, there can be no assurance that we will be able to continue to pay the required fees under these contracts to  retain the services of these two key people. They have played major roles in developing and executing our business strategy.  The loss of any of these directors or officers could have an adverse effect on our business and our chances of profitable operations.  While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed.  If we do not succeed in retaining and motivating our current employees and attracting new high quality employees, our business could be adversely affected.

We must continually implement and improve our products, services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market.  Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees.  There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations.  Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

THE INABILITY TO DEVELOP A PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY.

Development, innovation and adaptation to the wider market are critical to the Company’s success.  We believe that we must continue to try to develop and manufacture a product with innovative capabilities in order to become a significant market presence.  We also believe that we will have to make improvements in our productivity in order to obtain, and subsequently sustain, a competitive position.  We can make no guarantees that we will be able to obtain and sustain any competitive position.

WHEN WE INVEST IN NEW TECHNOLOGIES AND PROCESSES, WE FACE RISKS RELATED TO COST OVER-RUNS AND UNANTICIPATED TECHNICAL DIFFICULTIES.

Our inability to anticipate, respond to or utilize changing technologies could have a material adverse effect on our business and our consolidated results of operations.  The markets we intend to serve are highly competitive.  This competition could limit the volume of products that we sell and reduce our operating margins.

WE ARE IN EARLY STAGE OF DEVELOPMENT AND MAY HAVE TO COMPETE WITH COMPANIES WITH GREATER RESOURCES.

We have little operating history that permits you to evaluate our business and our prospects based on prior performance.  You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development.  We will have to compete with larger companies with more experience in the field and who have greater funds available for expansion, product development, and marketing.  There can be no assurance that we will become competitive, or if we become competitive, will remain competitive, should this occur and increased competition could materially adversely affect our operations and financial condition.

Also, the Company operates in a highly competitive global environment and competes in its business with broad line manufacturers and many smaller competitors.  If the Company's products, services and/or cost structure do not enable it to compete successfully, the Company's sales, results of operations, or value may be negatively affected.  Our competitors are larger and have greater financial resources and less debt than we do.  As a result, these competitors may be better able to withstand a change in conditions within the industries in which we intend to operate, or a change in the economy as a whole.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL

We do not currently maintain key-man insurance on our executives.  Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees.  Competition for these individuals is intense and increasing.  The loss of any of their services would be detrimental to us and could have an adverse effect on our business development.

OUR TECHNOLOGY IS NEW AND HAS NOT AS OF YET BEEN WIDELY ACCEPTED

There has been a great deal of demand and interest in hybrid cars over the past few years.  Most major automobile manufacturers now have at least one model of a hybrid car in production.  A number of alternative fuel technologies have been or are being developed at the present time.  Fuel cell technology has improved but the technology has not yet come to the market due to technological and logistic problems.  Ethanol, bio-diesel and other alternative fuel technologies are currently being marketed and all major auto manufacturers have one or more models in the market.  Although we believe that the technology we use has limitless potential, various costs, logistic, distribution and other related issues must be confronted and resolved before wider acceptance of ethanol, bio-diesel and such other alternative fuel technologies.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY

The general concept of an internal combustion engine hybridized with steam is in the public domain and cannot be patented under either a ‘first to invent’ or ‘first to file’ system.  The implementations of the general concept will be patented and these patents will be the primary assets of the Company.  Patent applications will be filed when the technology or concepts are available for patent.  We intend to rely on trademark and copyright law, patent law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property.  We have retained legal counsel in connection with assisting us in protecting our intellectual property rights.  However, there can be no assurance that the steps taken to protect our proprietary rights will be adequate, that we will be successful in achieving registration of our copyrights and trademarks, or that third parties will not infringe upon or misappropriate our intellectual property.

In addition, there can be no assurance that other parties will not assert infringement claims against us.  Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources or require us to enter into royalty or licensing agreements.  There can be no assurance that such licenses would be available on commercially reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on our business, financial condition and operations.

 OUR BUSINESS MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION AND OTHER LEGAL UNCERTAINTIES.

As the use and emission of Auxiliary Power Units (“APU’S”) are currently not regulated but there can be no assurance that Federal, state, local or foreign governments will not adopt regulations covering issues such in the future.  Although many of these regulations may not, at this time, directly to our business directly, we expect that laws and regulations relative to environmental protection, emission and pollution controls, interstate commerce, foreign trade and road safety would have a direct or indirect effect upon our business.  It is possible that legislation could expose companies involved in the manufacturing of engines or parts for automobiles to liability, which could limit the growth of the general use of our product.  If enacted, such laws, rules or regulations could limit the market for our products and services, which could have a material adverse effect on our business and operations.

RISKS RELATED TO HOLDING OUR SECURITIES

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private  Equities  Fund, Ltd. in accordance  with the Investment  Agreement  may have a  dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.  In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line.  If our stock price decreases, then our existing shareholders would experience greater dilution.  At a stock price of $1.60 or less, we would have to issue approximately 6,493,506 shares in order to drawdown on the full Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

DUTCHESS PRIVATE EQUITIES FUND LTD. WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common  stock to be issued  under the  Investment  Agreement  will be purchased  at a four percent (4%)  discount  or 96% of  the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our "put" right.

Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares  immediately upon receiving the  shares to realize the profit between the discounted  price and the market price.  If Dutchess Private Equities Fund, Ltd. sells our shares,  the price of our common stock may decrease.  If our stock price  decreases,  Dutchess  Private  Equities Fund, Ltd. may have a further  incentive  to sell such shares.  Accordingly,  the discounted  sales price in the  Investment  Agreement may cause the price of our common stock to decline.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that our technology is relatively new and we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended.  These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years.  The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.  Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so.  The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay.  Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•

variations in our quarterly operating results;

•

loss of a key relationship or failure to complete significant transactions;

•

additions or departures of key personnel; and

•

fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations.  In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company.  These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock.  If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE.  ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES. [INFO IN PROCESS]

Assuming all of the 10,043,096 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the Selling Securityholders are sold, we would have 15,843,096 shares that are freely tradable without the requirement of registration under the Securities Act of 1933.  39,645,377 shares of our common stock are “restricted securities” as defined under Rule 144 of the Securities Act of 1933.  Of these shares, approximately 9.26% of our shares are owned by our officers, directors or other “affiliates.” These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933.  Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale.  Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE DO NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared nor paid cash dividends on our capital stock.  We currently intend to retain any earning for funding growth however these plans may change depending upon capital raising requirements.

OTHER RISK FACTORS

There are several risks and uncertainties relating to our ability to raise money and grow our business.  These risks and uncertainties can materially affect the results predicted.  Other risks are our limited operating history, limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets.

Our future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company.  These factors are fluctuating market demand for our products, and general economic conditions.

Special Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us.  When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”.  These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties.  Actual and future results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel.  These forward-looking statements speak only as of the date of this prospectus.  Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Securityholders.  The proceeds received from any “Puts” tendered to Dutchess under the Equity Line of Credit will be used for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

MARKET FOR OUR SHARES

Our common stock is quoted on the OTC Bulletin Board under the symbol “CPWE”.  Our shares of common stock began trading during the third quarter ending May 31, 2006.  There is no previous trading data available aside from information relating to Sphere of Language.  These quotations reflect inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

	Bid Prices
	High	Low
2007 Fiscal Year
First Quarter	$3.04	$0.35
Second Quarter	1.65	0.35
Through March 13, 2007	1.17	1.16
2006 Fiscal Year
Third Quarter	2.10	0.15
Fourth Quarter	3.08	0.25

HOLDERS OF COMMON STOCK

As of March 9, 2007, we had 45,916,806 shares of our common stock outstanding.  Our common stock is held by approximately 193 stockholders of record of our common stock.

DIVIDEND POLICY

We have never declared nor paid cash dividends on our capital stock.  We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent.  The Company’s dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

Much of the discussion in this Item is "forward looking" as that term is used in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  Actual operations and results may materially differ from present plans and projections due to changes in economic conditions, new business opportunities, changed business conditions, and other developments.  Other factors that could cause results to differ materially are described in our filings with the Securities and Exchange Commission.

There are several factors that could cause actual results or events to differ materially from those anticipated, and include, but are not limited to general economic, financial and business conditions, changes in and compliance with governmental laws and regulations, including various state and federal environmental regulations, our ability to obtain additional financing from outside investors and/or bank and mezzanine lenders and our ability to generate sufficient revenues to cover operating losses and position us to achieve positive cash flow.  Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of a certain date.

MANAGEMENT'S PLAN OF OPERATIONS.

We have not generated any revenues from products, services or operations since the inception of our Company.  We are a development stage company, which is presently undertaking research and development on a hybrid steam engine.

Our plan of operations is to complete the research and development on our technology over the next several months and if successful, to license the technology or form partnerships for the use of the technology with any customers we may identify.

At present we do not have sufficient funds available to execute our business plan for the development of the technology.  We have to date been funded by existing working capital and by shareholder loans from one of our directors and officers.  There can be no assurance that we will be able to continue to raise the funding required to continue operations.

Our principal activity to date has been the updating and development of the infrastructure of the industrial building of which the Company took possession in late July.  Lighting of the whole working space has been totally reinstalled with dramatically improved consequences for the environment in the administrative offices, test area and workshop.  For the latter, delivery has been taken of a range of modern machine tools to service the extensive experimental development programme to which the Company is committed in order to optimize the performance of the hybrid power trains that will be its principal product.  Electrical supply and internal wiring have been completely renewed to support these facilities.

Having completed the clearance of ancillary equipment in the Wankel engine compartment of the first Mazda RX8 vehicle, delivery of which was taken in April 2006 at the founding of the Company’s U.K. subsidiary, a second identical car was received in September 2006 to allow parallel development of the optimum geometrical arrangement of the components of the auxiliary power units of the Company’s system of clean energy storage and recovery (“CESAR”).  This important work has proceeded but in the background to the infrastructure developments described above.

Experimental research has always been seen as an inevitable and crucial successor to the earlier theoretical studies that have supported the evolution of the CESAR hybrid vehicle system.  The experiments will provide the essential empirical data required to enable the precise specification of the sophisticated control requirements of the power plant in steady open road operation as well as the anti-pollution urban mode.  They will involve conventional operation of the combustion engine and also in driven mode with compressed air to simulate performance of the vapor in the total hybrid system in advance of delivery of the prototype accumulator vessel which we have been advised will be received from Mitsui Babcock by mid March 2007.  An air compressor and storage pressure vessel of adequate capacity has been installed for this purpose.

Fluid dynamic and thermodynamic measurements of the charging and discharging rates of the energy accumulator, the performance of the auxiliary engine and of the main combustion engine will be monitored to supply an essential numerical data base.  To this end the provision of a test cell to house safely the necessary test programme within the unit has been a major item in the infrastructure programme that has been completed in the period under review.  An internal structure strong enough to protect the main unit from a catastrophic component failure has been built and will allow the test programme to proceed immediately.

Supporting theoretical work has continued throughout the period under review, including the detailed design of the energy accumulator.  This has indicated that for optimum control and maximum efficiency, an output shaft-driven valve system will be required independent of the engine cylinder porting.   Preliminary design of this feature has begun.

A joint meeting of the design team and that from Mitsui-Babcock working on the CESAR project was held at the end of November 2006.  Agreement was reached on the immediate practical path ahead with the understanding of the crucial influence that delivery of the first prototype energy accumulator would have, now scheduled for March 2007.  It was further agreed that the initial experimental programme should be restricted to a fundamental study of the thermo-fluid dynamics of the system, with the geometrical constraints of immediate application to a vehicle postponed to a second phase.  Thus the first pressurisation of the accumulator, after hydraulic and other safety testing would be from a twin lobe Mazda Wankel engine, operating under load control with a toroidal water dynamometer.  Testing of this engine to determine operational fluid flows and temperatures will begin in parallel to provide data for the second phase.

Agreement was reached between the parties on the provision of instruments and controls for the prototype system, with Babcock to supply all hardware, including safety valves and sensors for pressure and temperature measurement.  We will supply the steam valves and provide the control and data logging aspects of the system, although with the provision by Babcock of a control algorithm based upon their equipment.  We will undertake risk assessments in consultation with external authorities as well as Babcock who commented favourably upon the safety aspects of the new test cell referred to above.

The programme below is shown as a list of research topics associated with a particular component or components of the total CESAR system.  Considered estimates are made of the duration of each item although some can overlap.  This is particularly the case for the final listed item, development of the control system.  Further, the prototype accumulator system will require subsequent design and development to match vehicle geometry and this part of the total programme will latterly repeat and parallel the items listed.

1.

Performance tests of a Wankel engine in normal combustion mode to determine flow rates of fuel and air, thermal efficiency and exhaust temperatures over a range of speed and power output.

3 - 4 weeks

2.

Performance tests of Wankel engine with one cylinder driven by compressed air to simulate the vapour in the final operation.  The other can be similarly driven or operated in normal combustion mode to create a data base of the performance criteria as listed in item 1 above.

4 -6 weeks

3.

Heat transfer tests upon the evaporator of the prototype accumulator using a twin lobe Mazda Wankel engine to supply the heated air.  Times for attainment of a range of specified vapour pressures will be recorded for gas stream temperatures up to 600C.  The corresponding discharge times for a range of starting pressures and outlet vapour flow rates expanded through the reciprocating steam engine will provide data on the total power output.

8 - 10 weeks

4.

The tests scheduled as item 3 will be repeated using the exhaust of the second Wankel engine in combustion mode as the source of charging heat for the accumulator over a wide range of practicable operating conditions for both components.

8 – 10 weeks

5.

Throughout the tests scheduled as items 1, 2, 3 and 4 above, experiments will be required to provide empirical data for the continuing design and optimization of the control of the CESAR system.

These must be regarded as in almost continuous parallel operation with the total research and development  programme.  We will begin work to use the steam engine to blow hot air into the Wankel engine for analysis and tests as a prelude to doing tests on steam.  This work will begin when the steam accumulator is delivered by Mitsui Babcock mid March 2007.  Once all of the parameters are established for operations, we will begin work to use steam and gas by mid June 2007.

RESULTS OF OPERATIONS

We currently do not have any operations that generate revenues.

CRITICAL ACCOUNTING POLICIES

The preparation of our consolidated financial statements was in accordance with generally accepted accounting principles in the United States of America and is stated in US dollars except where disclosed.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

OFF-BALANCE SHEET ARRANGEMENTS.

We do not have any off-balance sheet arrangements.

CONTROLS AND PROCEDURES.

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the United States Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our President and acting Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our management, including our President and acting Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14 as of the end of period covered by this report.  Based upon the foregoing, our President and our acting Chief Financial Officer concluded that our disclosure controls and procedures are effective.

There were no changes in our internal control over financial reporting identified in connection with the evaluation referred to in the immediately preceding paragraph that occurred during our last fiscal quarter that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

BUSINESS

CORPORATE HISTORY

Clean Power (formerly “Sphere of Language”) was incorporated on October 30, 2003, in the State of Nevada.  Sphere of Language was created to provide localization services along with a virtual real-time translation and print-on-demand service to solve two problems common to the print and design business, namely, timely delivery and cost of delivery for automated translation services.  We have not been successful in gaining any recognition for this business.  In our efforts to secure contracts, we were introduced, through one of our current directors, Mr. Abdul Mitha, to a new technology project being developed by a company with which Mr. Mitha was associated.

On May 12, 2006, Clean Energy and Power Solutions Inc. (“CEPS”) was incorporated for the purposes of entering into an agreement to acquire Clean Power.  On May 22, 2006, we entered into an agreement and plan of merger with CEPS and the Clean Power Technologies Inc. (“CPTI”) shareholders for the acquisition of all of CPTI’s  issued and outstanding common shares.  Prior to the merger, CPTI was a privately held company developing a project for a gas/steam or diesel/steam hybrid technology.  Under the terms of the agreement CPTI merged with CEPS, with CEPS being the surviving entity.  Clean Power Technologies Limited (“CPTL”), which is a U.K. corporation, became a wholly owned subsidiary of CEPS after the merger was effected.  Further, the agreement required that Clean Power change its name to Clean Power Technologies Inc., which corporate action was effected on June 13, 2006.

CORPORATE OVERVIEW

We presently undertake all of our business operations indirectly through our wholly owned U.K. subsidiary, Clean Power Technologies Ltd.  These operations are presently focused on the research and development of our technology, a steam hybrid engine.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

The concept is to develop a vehicle with a steam hybrid engine.  Our business plan calls for the development of two vehicles.  The first vehicle will be a prototype and the second vehicle will be an engineered vehicle that we intend to unveil to the automotive industry.

We believe that a rotary Wankel type steam engine is an ideal power producer for automotive applications.  The Wankel engine is a displacement engine that the steam passes through with no reversal in direction (referred to as uniflow) and the exhaust is from maximum displacement to minimum displacement.

Our concept is to use a Mazda RX-8 vehicle which we have purchased as our prototype vehicle, with one of the two lobes running on steam and the other on gasoline.  We do not have any alliance with Mazda.  The determination to use the Mazda RX-8 was for the easier adaptability with our proposed technology development.  The heat normally lost in the system will be recovered via a water jacket style steam accumulator with a closed circuit condenser running the length of the vehicle.  The exhaust will enter the accumulator at the side of the engine, by enriching the air/fuel mixture enough to produce an exhaust stream which is rich enough in hydrocarbons to actually support complete combustion in a ‘thermal reactor’, which is an enlarged open chamber in the exhaust/steam accumulator.  This will assist the production of steam and delete the need for a catalytic converter.

We believe the key to the success of this project is the heat recovery system and control system that manages the steam and gasoline operation.  The objective is to enable the two lobes of the Wankel engine to operate together or individually.  Our goal is to work over the next several months to supply a technology that will allow an engine to effectively switch between steam and gasoline in separate lobes of a Wankel engine.  We expect this technology will increase the distance drive on a litre of fuel to give us 140 miles per gallon fuel efficiency in our Mazda RX-8.

If successful, we will take the product to market or look for a partner to work with us to take the product to market.  We believe the market for our technology will be the automotive industry, mainly with automobiles and trucks.  Our customers would be automobile manufacturers, truck manufacturers, and first-tier suppliers of engines.

OUR TECHNOLOGY

Life on earth is almost totally dependent upon the unique properties of water.  Among these and, in particular, for energy storage potential, is its very high latent heat associated with change of phase between liquid and vapour at moderate temperatures.  Our proposed technology utilizes these properties but could also use alternative fluids of acceptable thermal and chemical properties, probably in closed cycle form.  The proposal is to use water, or other fluid as available, at its saturation (boiling) temperature to store energy for a hybrid vehicle in a pressurised container from which vapour is drawn to provide pollution-free motive power as required.  Used energy is replaced from the exhaust heat of the associated combustion engine prime mover as circumstances allow, either in motion or at rest.

The combustion engine to supply power is prominent and could be petrol, diesel or gas turbine and away from urban restrictions, would provide traction power.  The exhaust from the engine may be controlled either to pass direct to atmosphere or through the steam accumulator to charge or maintain pressure where pollution controls are relaxed.  This represents a very attractive direct improvement in fuel consumption by retaining a substantial proportion of the engine exhaust heat (up to two-thirds of the fuel energy with engine cooling) which is otherwise discarded.

In strictly pollution-controlled environments, the combustion engine would be shut down and the traction power unit driven by steam drawn from the accumulator, in which the pressure will steadily fall while exhausting the vapour to atmosphere.  As an indication of the potential of the steam accumulator, about 5 kWh of energy would be available from a single charge to 100 bar maximum pressure of a vessel of 100 litres volumetric capacity.  The power would be available at widely variable and controllable rates and, depending on these, the vessel could be recharged several times on a single water filling.

As an option to improve power, fuel efficiency and range at the expense of weight, the exhaust vapour from the engine may be returned to the boiler after condensation in an heat exchanger cooled by atmospheric air and shown dashed in the figure as optional.  Such a system would allow the use of working fluids other than water where this was required for thermodynamic or other reasons.  Other important features of the system are the moisture separator, which may be contained as shown within the accumulator vessel to operate at reservoir pressure.  Steam from the accumulator may in certain circumstances be efficiently used to enhance power output from the combustion engine.  Such hybrid power plant systems, in addition to allowing pollution-free operation as demanded, would further enhance environmental acceptance through the high thermal efficiency of the cycle resulting from the unique utilisation of exhaust heat and the consequent reduced consumption of combustion engine fuel.  A reciprocating steam engine would function as the auxiliary power unit, for which a computerised mechatronic unit would drive the valve system.  This would replace economically and effectively the complex mechanical linkages traditionally associated with earlier generations of stream engines for precise control of power output.

Using the heat engine exhaust gas to charge the saturated liquid reservoir has been seen as one of the key features of this hybrid vehicle system so increasing substantially the thermal efficiency of internal combustion engines.

As modern engine cooling systems continue to be operated at ever higher temperatures, overall system design will be able to utilize a portion at least of this otherwise dissipated heat from the fuel with theoretical possible advances of up to 100 per cent.   A source of significant energy consumption in an automotive installation is through electrical power derived from the main engine.  The small auxiliary vapour power unit of the saturated liquid hybrid could be run to generate electrical power as required even during charging periods.  As has been noted, these may be repeated several times in a working day as the weight of liquid in the accumulator slowly reduces on each discharge.

This will reduce the frequency of the need to refill the reservoir with water specially treated to reduce fouling and deterioration of the accumulator heat transfer surfaces.  There is much scope for optimizing the charging and discharging periods and, indeed, of the thermal cycling of the whole system.   The saturated liquid hybrid will have its greatest attraction for heavier vehicles, hitherto seen as those intended for road use.  There are, however, at least as great attractions for railway power – for locomotives – where the extra weight is wholly acceptable for significantly reduced fuel consumption and where there is long experience of vapour engines and re-supplying them with liquid even when in high speed motion.

THE STEAM ACCUMULATOR.

Our proposed technology is to use water, or other fluid as available, at its saturation (boiling) temperature to store energy for a hybrid vehicle in a pressurized container from which vapor is drawn to provide pollution-free motive power as required.  Used energy is replaced from the exhaust heat of the associated combustion engine prime mover as circumstances allow, either in motion or at rest.

A possible general scheme is shown as Figure 2.

The combustion engine to supply power is prominent and could be petrol, diesel or gas turbine and away from urban restrictions, would provide traction power. The exhaust from the engine may be controlled either to pass direct to atmosphere or through the steam accumulator to charge or maintain pressure where pollution controls are relaxed. This represents a very attractive direct improvement in fuel consumption by retaining a substantial proportion of the engine exhaust heat  (up to two-thirds of the fuel energy with engine cooling) which is otherwise discarded.

In strictly pollution-controlled environments, the combustion engine would be shut down and the traction power unit driven by steam drawn from the accumulator, in which the pressure will steadily fall while exhausting the vapour to atmosphere. As an indication of the potential of the steam accumulator, about 5 kWh of energy would be available from a single charge to 100 bar maximum pressure of a vessel of 100 litres volumetric capacity. The power would be available at widely variable and controllable rates and, depending on these, the vessel could be recharged several times on a single water filling.

As an option to improve power, fuel efficiency and range at the expense of weight, the exhaust vapour from the engine may be returned to the boiler after condensation in an heat exchanger cooled by atmospheric air and shown dashed in the figure as optional.  Such a system would allow the use of working fluids other than water where this was required for thermodynamic or other reasons. Other important features of the system are the moisture separator, which may be contained as shown within the accumulator vessel to operate at reservoir pressure. Steam from the accumulator may in certain circumstances be efficiently used to enhance power output from the combustion engine.  Such hybrid power plant systems, in addition to allowing pollution-free operation as demanded, would further enhance environmental acceptance through the high thermal efficiency of the cycle resulting from the unique utilisation of exhaust heat and the consequent reduced consumption of combustion engine fuel. The figure below shows the calculated specific energy performance of the accumulator system to be comparable with that of conventional batteries. A reciprocating steam engine would function as the auxiliary power unit, for which a computerised mechatronic unit would drive the valve system. This would replace economically and effectively the complex mechanical linkages traditionally associated with earlier generations of stream engines for precise control of power output. There is considerable scope for optimising this and all aspects of the liquid-vapour accumulator hybrid cycle, which throughout would employ existing well-proven technology.

THE SATURATED LIQUID ACCUMULATOR FOR TRANSPORTATION ENERGY STORAGE

The inevitable economic pressures on the supply of liquid hydrocarbon fossil fuels, coupled with the no less inevitable social pressures against their consequential local and global pollution continue to demand increasing effectiveness in their utilization. Despite the continuing efforts to seek alternatives, the internal combustion engine, in petrol or diesel form, seems, for the immediately foreseeable future, destined to continue in transportation as the most effective converter of the intrinsic energy in a hydrocarbon fuel to useful purpose. This is justified when effectiveness is measured by the proportion of this energy usefully converted – the thermal efficiency; but less so when pollution by the products of combustion is taken into account. Restricting operation to areas away from urban centers would offer a significant advance in the acceptability of the internal combustion engine by lessening local pollution. At the same time increasing thermal efficiency would have an advantageous global effect. These objectives are achieved by the system described here.

THE HYBRID VEHICLE

Avoiding noxious emissions in densely populated urban areas may be achieved with a vehicle having a non-polluting power source for such areas even if combined with a conventional prime mover for use away from such centres – a ‘hybrid’ vehicle. A general form is shown in Figure 1 below with traction available from two sources, in this example a conventional prime mover and an auxiliary pollution-free unit receiving its energy from a storage device or energy reservoir.

This form is known as a ‘parallel hybrid’ system since it allows both a direct path from the engine prime mover to the traction unit and a parallel path through the energy storage system .This theoretically could take several forms as indicated, electrical, hydraulic, pneumatic or mechanical with a flywheel, and is clearly crucial to the attractions of the total system. The commonest such device, that most attractively provides pollution free electrical power, is the battery, and hybrid vehicles employing this format have received much attention. The electrical battery, however, continues to offer only a very limited performance in terms of energy storage per unit weight (about 50-70 Watt-hours per kilogram, compared with 12,000Wh/kg for a liquid hydrocarbon). Further, specific power in Watts per unit weight is even more restricted in terms of transportation requirements at 50W/kg compared with 1000 W/kg for even unsophisticated internal combustion . As a consequence frequent recharging of batteries is required, and can be slow. Also, recharging requires explicit further consumption of fuel from the prime mover or elsewhere. It is the objective of this presentation to demonstrate an alternative energystorage source with striking advantages in specific power availability and comparability with batteries in specific energy resource.  Further it offers a substantial improvement in overall fuel consumption efficiency by using the otherwise wasted prime mover exhaust heat for charging the reservoir thus also a contributing to a reduction of global pollution.

Throttle
Exhaust
Separator
Atmos
Condenser
Liquid
Reserve
Accumulator
Computer
Control
Fuel
Vapour
Engine
Exhaust
Combustion
Engine

Fig 2 Accumulator Hybrid

A HYBRID VEHICLE POWER PLANT FOR POLLUTION CONTROL USING STEAM OR OTHER VAPOUR FROM A SATURATED LIQUID ACCUMULATOR.

In many countries and regions, legislation is extant or proposed to control and severely limit pollution of the environment by automotive vehicles, private and commercial cars, vans and lorries.  Almost all such vehicles are currently propelled by prime movers burning a hydrocarbon fuel, some of the combustion products from which are a prime source of atmospheric pollution.  Legislation is and will be increasingly used to reduce the amount of such pollution in all areas and effectively to zero in densely populated urban centres.

At present electric traction offers the only practicable possibility of a totally pollution free power source for vehicles, and although the fuel cell exhausting only water may offer, albeit expensively, a long term prospect of self-contained continuous electrical energy, in realistic and immediate practice, an energy reservoir - a battery - is the only current source of such energy.

Battery performance has improved little in the just over hundred years since they were first used on a commercial scale, principally for the propulsion of under-water vehicles. In respect of energy per unit weight or specific energy, the commonest lead-acid batteries store about 50 Watt-hours (180 kJ) of energy per kg compared with 12,000 Wh (43,200 kJ) for petrol.  No less critical is specific power, batteries yielding about 50W/kg or less compared with up to 500 for current combustion engines.  The prospect of radical advances for batteries of even sophisticated design is remote, even with the support of modern science and technology. In recognition of this situation, in Los Angeles, one of the urban centres setting standards for the world-wide anti-pollution drive, the specified range of statutorily proposed electric vehicles has been reduced from the 250 km originally planned to 100 and the target date for implementation of the anti-pollution legislation postponed.

The limitations of battery performance have directed attention towards the so-called hybrid vehicle, in which electric power for use in urban regions with a zero polluting emission limit is provided from a reservoir of energy.  This is charged, while in open areas with less restrictive pollution controls, from a conventional combustion engine albeit with improved emissions performance compared with average current engines.  There are many variations available upon this general hybrid concept, one convenient form of which is shown in Figure 1 below.

M
Controller
Energy Converter
Energy Converter
Fuel
Prime Mover
M
E
E
M
Final Drive
E
M = Mechanical Energy
E = Mechanical, Electrical, Hydraulic or Pneumatic Energy
Energy Storage

Fig 1 A General Scheme for Hybrid Power Plant

This is known as a ‘parallel hybrid’ system since it allows both a direct path from the combustion engine prime mover to the traction unit and a parallel path through the energy storage system.  Theoretically this could take several forms but currently electricity with a battery as the energy storage element is regarded as the likely practicable form despite its limitations. The saturated liquid accumulator of this proposal avoids these limitations by offering energy storage with a specific energy comparable with batteries with their chemical and potentially polluting contents, a major increase in specific power availability and substantial fuel savings while maintaining pollution-free operation where the environment so demands.

AGREEMENT WITH MITSUI BABCOCK ENERGY LIMITED

On October 11, 2006, with Mitsui Babcock Energy Limited (“Mitsui”) agreed to enter into a formal agreement for the participation and collaboration of Mitsui with the Company to develop steam accumulator technology for use in the Company’s hybrid technologies.

Under the agreement, Mitsui and the Company agreed to collaborate to develop the steam accumulator technology for use in the Company’s hybrid technologies over a period of thirty-six months.  Mitsui will provide all that is necessary or as reasonably requested by the Company, including scientists, engineers, experts and other personnel, facilities, equipment and materials.  Mitsui will fund up to $400,000 towards the development costs of the accumulator technology and the Company will issue to Mitsui a total of 4,000,000 shares within five business days of Mitsui delivering to the Company a subscription agreement.

Within 18 months after the first gas/steam vehicle is publicly unveiled by either Mitsui or the Company, Mitsui has the option to seek cash reimbursement from the Company for all or part of the development costs that Mitsui has incurred up to $400,000.  Upon the reimbursement of Mitsui by the Company, Mitsui will return 3,000,000 of the Company’s shares to the Company.

Should Mitsui provide funds toward the development costs in excess of $400,000, Mitsui shall have the option to either request cash reimbursement from the Company for the excess above $400,000 or to take the amount in shares at a price to be negotiated at the time of the election.

All technology and intellectual property developed in connection with the collaboration program or the accumulator technology that are patentable and/or patented or otherwise protected will at all times belong and be owned solely by the Company and Mitsui will require the prior written approval of the Company for the use of any such technology.  Any technology or intellectual property which is not patentable or otherwise protected may be used by Mitsui without the prior written consent of the Company.

If the Company is unable to reimburse Mitsui on any call for reimbursement as allowed under the collaboration agreement, the Company will transfer an equal share of the intellectual property to Mitsui so that Mitsui and the Company will own the intellectual property equally.

Each of the Company and Mitsui will bear their respective costs and expenses in connection with the agreement and their participation in the agreement.

Mitsui is working with the Company to complete the development called for under their agreement.

COMPETITIVE BUSINESS CONDITIONS AND OUR COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

With the price of oil skyrocketing lately, combined with a growing interest in doing less harm to the environment, there has been a great deal of interest in hybrid cars over the past few years.  Most major automobile manufacturers now have at least one model of a hybrid car in production, whereas just a short time ago they were a rarity.  A number of alternative fuel technologies have been or are being developed at the present time.  Fuel cell technology took a giant leap in later part of 1990’s.  But the technology has not yet come to the market due to technological and logistic problems.  Ethanol, bio-diesel and other alternative fuel technologies are currently being marketed and all major auto manufacturers have one or more models in the market.  However, there are costs, logistic, distribution and other related issues which must be confronted and resolved before wider acceptance of ethanol, bio-diesel and such other alternative fuel technologies can firmly secure its niche in the market place.  Hybrid cars differ from electric cars and cars designed to run on alternative fuels, but are also an alternative fuel option themselves.

BELOW IS OUR BASIC FACT SHEET ON THE SUBJECT OF HYBRID CARS.

Hybrid vehicles are now generally accepted as offering the transportation industry a solution to the need for reducing fuel consumption in this age of high oil prices as well as for reducing atmospheric pollution on both the global and local scales.  As a consequence, most manufacturers are at least considering the design of hybrid vehicles, comprising of a main internal combustion engine and a parallel auxiliary motor for either joint or separate operation, most commonly for use in especially urban areas in which pollution is closely controlled.

By far the greatest attention has been given to the use of electric power as the auxiliary in the hybrid vehicle and several are now in mass production and on the road from major manufacturers.  Such systems will, for the foreseeable future, provide the major competition to our proposals.  Electric batteries are however the only means of energy storage for these vehicles and have the major disadvantages of low specific energy and power, high cost, limited life and the need for main engine operation for charging with the high consequent fuel costs.

Our system uses otherwise dissipated combustion engine exhaust heat for charging the energy storage components at negligible recurrent cost and with high specific power availability from the saturated liquid energy accumulator.

The key to our process is the steam accumulator, which will truly create a hybrid fuel system.  The competitive objectives will be to minimize additional weight of the auxiliary power system and to maximize fuel saving through sophisticated controls for “on-the-road”, as well as urban, low pollution operation.  At present, the only competitor known to be considering a similar system is BMW-Rolls Royce, which has published an outline of an apparently more complex scheme than ours as part of a ten-year program to production.  However, a closer examination of their project indicates that their system is designed to capture heat from the exhaust and re-cycle it in order to give fuel savings of approximately 15%.  Our process is designed to provide fuel savings of between 30%-40% and reduce emissions by corresponding amount, if not more.

As for the competition, majority of auto manufacturers are developing alternative fuel technology vehicles and to that extent, must be considered as competitors.  However, most of them are developing vehicles to replace gas (petrol) as fuel of choice.  Moreover, the present alternative fuel technologies carry negative baggage such as higher costs, logistic problems, lack of mass availability of such alternative fuels at regular gas service stations, lack of adequate transportation systems and current oil prices our hybrid fuel technology is expected to eliminate most of these problems.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

Our current suppliers are:

SAMSON AG for steam and water valves;
Poole Process Equipment Ltd for the steam accumulator manufacture;
RS Components Ltd for electronic equipment;
Rudgwick Metals Ltd. for steel raw material; and
Heltech 3 for the base engine management system.
Ekstroms Varmetekniska AB, Sweden supplies the tubes for the accumulator.

We do not anticipate any problems with availability from these suppliers.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We presently do not have any customers for our technology as we are still in development phase.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION:

The general concept of an internal combustion engine hybridized with steam is in the public domain and cannot be patented under either a ‘first to invent’ or ‘first to file’ system.  The implementations of the general concept will be patented and these patents will be the primary assets of the Company.  Patent applications will be filed when the technology or concepts are available for patent.  The territories in which applications are filed will be the major world automotive markets in which vehicles are manufactured and sold.  These will be determined by management but are intended to include the U.S., European states, Japan and other Asian states.  We expect that we will require approximately $1,000,000 for patent filings.  We do not presently have these funds available and we will need to raise the funds in order to secure the patents.

Our agreement with Mitsui Babcock treats the patents as follows:  All technology and intellectual property developed in connection with the collaboration program or the accumulator technology that are patentable and/or patented or otherwise protected will at all time belong and be owned solely by the Company and Mitsui will require the prior written approval of the Company for the use of any such technology.  Any technology or intellectual property which is not patentable or otherwise protected may be used by Mitsui without the prior written consent of the Company.

If the Company is unable to reimburse Mitsui on any call for reimbursement as allowed under the collaboration agreement then the Company will transfer an equal share of the intellectual property to Mitsui so that Mitsui and the Company will own the intellectual property equally.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES.

We do not expect to require government approval for any of our products.

EFFECTS OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS ON OUR BUSINESS

In the U.S., states are legislating for a reduction in the use of auxiliary power units (“APUs”), which power truck hotel services.  APU emissions are not currently regulated but we believe that it is becoming increasingly likely that the quality of APU emissions will be regulated.

Our technology will address the requirements for cleaner emissions which may be regulated.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

All of our research and development activities are presently borne by the Company, except for an amount of $400,000 to be expended by Mitsui on behalf of the Company based on our collaboration agreement.  We commenced our research and development during this fiscal year 2006 and we have expended a total of  $50,305  as of November 30, 2006, not including salaries and wages.

Our business plan calls for us to expend a total of approximately $2,500,000 over a twenty-one month period for research and development.  We do not presently have sufficient funds to complete the development of the technology.  Management is seeking alternative sources of funding either by the way of equity financing or loans.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not expect any environmental laws to give rise to additional costs to our business.  We believe that our technology, if successful will comply with any environmental regulations already enacted or which may be enacted in the future.

COMPETITION

The Company considers most major automobile manufacturers to be competitors as each now have at least one model of a hybrid car in production.  Each of these manufacturers are in the process of developing a number of alternative fuel technologies which may become the norm in a few years.  Fuel cell technology took a giant leap in later part of 1990’s.  But the technology has not yet come to the market due to technological and logistic problems.  Ethanol, bio-diesel and other alternative fuel technologies are currently being marketed and all major auto manufacturers have one or more models in the market.  However, there are costs, logistic, distribution and other related issues which must be confronted and resolved before wider acceptance of ethanol, bio-diesel and such other alternative fuel technologies can firmly secure its niche in the market place.  Hybrid cars differ from electric cars and cars designed to run on alternative fuels, but are also an alternative fuel option themselves.

CORPORATE OFFICES

Our executive office is located at 436- 35th Ave., NW Calgary, Alberta, Canada T2K-0C1.  Our telephone number is (403) 277-3944.

DESCRIPTION OF PROPERTY

The Company does not own any property and office space is provided free of charge by our President and CEO, Abdul Mitha.

Our wholly owned U.K. subsidiary, Clean Power Technologies Ltd. has a lease for office and research and development facilities with Michael Burns, a director of the Company.  The lease was entered into on July 26, 2006 CPTL –UK entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom.  The lease expires on July 25, 2009.  The CPTL—UK lease calls for annual rent in the amount of $34,222 (£18,000) plus applicable taxes, and is payable quarterly.

CPTL-UK is required to make minimum lease payments over the remaining term of the lease as follows:

Lease Period	Annual Payment
Year ending July 31, 2007	$34,222
Year ending July 31, 2008	34,222
Year ending July 31, 2009	34,222
Total	$102,666

EMPLOYEES

The Company does not presently have any direct employees.  However, Clean Power Technologies, Inc. Ltd., our U.K. subsidiary has a total of 5 full time employees and 2 part time employees.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

MANAGEMENT

The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of March 20, 2007:

Our Board of Directors consists of only one class.  All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There are no family relationships among directors and executive officers.  We also have provided a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

NAME	AGE	POSITION
Abdul Mitha	61	Director, President and Chief Financial Officer
Diane Glatfelter	40	Director, Secretary and Treasurer
Sandra Nunn	46	Director
Richard Dennis	47	Director
Michael Burns	51	Director
Fred Bayley	78	Director of Clean Power Technolgies Ltd.-UK

Our executive officers are elected annually by our Board of Directors.

Abdul Mitha, President, Chief Executive Officer and Member of the Board of Directors

On September 28, 2006, Abdul Mitha was elected to the Board of Directors of the Issuer.  Mr. Abdul Mitha has served as the Issuer’s President since June 2, 2006 and Vice President Finance since July 30, 2005.  Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies.  Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc.  From March 1991 to September 2005, Mr. Mitha was the President and shareholder of AVS 90 PV Associates Ltd. a company which acted as an advisor and consultant to start up companies, and was involved in the financing and negotiating of joint venture projects.  From September 2005, to present, Mr. Mitha was the President and a director of Unicus Corporation, a company involved in the promotion of steam and gas technologies.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he immigrated to Canada.  Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments.  Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar.  Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha has been appointed to serve on the compensation committee of the Issuer.

Mr. Mitha is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Diane Glatfelter, Secretary-Treasurer, Member of the Board of Directors

Ms. Diane Glatfelter was appointed as a director and Secretary – Treasurer of the Issuer on May 23, 2006.  Ms. Glatfelter holds a Bachelor of Science with a major in marketing and a minor in management, received from the University of Bridgeport in 1988.  From June 1999 to the date of this filing, Ms. Glatfelter is the President and shareholder of K2 Unlimited, Inc. a consulting company which provides consulting in all areas of cash flow, including factoring, purchase order advances, debt management, bounced check recovery, loans, revenue management, risk management and collections.

Ms. Glatfelter has 150 million dollars of accounts receivable under management for various clients at any one time.  Ms. Glatfelter resides in Billerica, MA.

Ms. Glatfelter is an officer and director of OLM Ventures Inc. a reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Sandra Nunn, Member of the Board of Directors

Ms. Nunn has served as a member of the Board of Directors since April 4, 2006.  Ms. Nunn has over 21 years of combined experience in U.S. Government Federal Law Enforcement, the Fortune 500 computer industry, Labor Relations and International Business.  From December 2004 to present, she has served as the Managing Partner of Global Funding Partners LLC of Las Vegas, Nevada, where she supervises and manages investors and clients regarding major commercial funding projects ranging from $100k to over $1B both domestically and internationally.  From August 2004 to November 2004, Ms. Nunn was a Project Manager for FDP Financial Services of Vista, California, where she supervised and managed key investor loan accounts ranging in value from $100K to over $5B.  From February 2002 to present, she has served as the President and National Security Consultant of SIG International of Whitley City, Kentucky, a national security consulting firm for private companies and government entities in the U.S. and abroad.  From July 2000 to December 2004, she was the President of Mirsan International, of Vista, California, which was a personally-owned web-based marketing company specializing in quality jewelry and accessories from Europe.  Ms. Nunn received a Bachelor of Science degree in Electronics Engineering from California Polytechnic State University in 1984 and graduated with honors with an MBA in Global Management from the University of Phoenix in 2006.

Ms. Nunn is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Michael Burns, Member of the Board of Directors

Mr. Michael Burns was appointed as a director of the Issuer on May 23, 2006.  Mr. Burns is an engineer with experience in the field of control systems, project management.  From December, 2002 to the date of this filing, Mr. Burns was the managing director for Engineering Verification Services Ltd., a company offering various automotive design and development projects including a heat recovery steam engine hybrid vehicle project with MitsuiBabcock.  From April 2001 to December 2002, Mr. Burns held the position of Chief Engineer, Engineering Verification Services and Business Unit Manage with TWR Engineering Worthing Technical Centre.  From October 1994 to April 2001, Mr. Burns was employed by the Daewoo Motor Company with his final position being Chief Engineer, vehicle testing, prototype building and executive board member.  He had under management a department of 240 people.  Mr. Burns resides in the United Kingdom.

Mr. Burns is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Richard Dennis, Member of the Board of Directors

On September 28, 2006, Mr. Richard Anthony Dennis was elected to the Board of Directors of the Issuer.  Mr. Richard Dennis is a Chartered Engineer with 26 years of experience in the Energy industry, and has been employed with Mitsui Babcock Energy Ltd. since June 1985 in various different capacities.  Mr. Dennis is presently and has been a Director of Research and Development for Mitsui Babcock Energy Ltd. since December 2002, where he is responsible for product development, and all investments into new technologies and R&D.  Mr. Dennis has also been a Director of Business Development for Mitsui Babcock since November 2001 to present.  Mr. Dennis first came on board Mitsui Babcock as General Manager of Engineering in June 1995.  From July 1999 to November 2001, Mr. Dennis was a Project Director of IT System Implementation and then a Director of PR and Corporate Communications form March 2003 to December 2004.  Mr. Dennis has spent his early career in various engineering roles predominately in the design and supply of environmental equipment for boilers used for electricity generation.  Prior to his employment with Mitsui Babcock, Mr. Dennis was responsible for all engineering associated with the building of new coal and gas fired boiler power plants.  Mr. Dennis has a degree in engineering from Leeds University and an MBA from Cranfield Business School.

Mr. Dennis was appointed to the Board of Directors pursuant to a Memorandum of Understanding (“MOU”) between the Issuer and Mitsui Babcock Energy Limited which agrees to the appointment of Mr. Richard Dennis to the Board of Directors of the Issuer upon a formal agreement being executed.  The formal agreement has not yet been executed; however, the Board of Directors of the Issuer has accepted the consent to act and appointed Mr. Richard Dennis to the Board of Directors at a meeting of the Board of Directors held on September 28, 2006.

Mr. Richard Dennis has been appointed to serve on the audit committee of the Issuer.

Professor Fred Bayley, Member of the Board of Directors of CLEAN POWER TECHNOLOGIES, INC. Ltd. – UK Subsidiary

Professor Bayley received practical engineering training in steam turbine manufacture and at sea.  He graduated with distinction in 1947 in Marine Engineering from the University of Durham and after a postgraduate year in 1948  joined the National Gas Turbine Establishment at Farnborough, working upon various gas turbine cooling problems.  In 1951 he went to the PAMETRADA establishment on Tyneside to work on naval machinery.  He returned in 1953 to lecture in Mechanical Engineering at King's College, University of Durham, becoming Reader in Gas Dynamics in 1959.

In January 1966 he was appointed to the founding chair of Mechanical Engineering in the then new University of Sussex.  In 1978 he became Dean of Engineering and, in 1980, head of the University Science and Technology activities as Pro-Vice-Chancellor (Science).  From 1987 until July 1992 he was Senior Pro-Vice-Chancellor and Deputy Head of the University.

Throughout his career he has been professionally concerned with gas turbines, and especially their cooling problems.  The main line of investigation has been the thermo-fluid dynamics of large rotating surfaces in gas turbines and there have also been studies of blading, combustion systems, sealing systems including brush seals and of small gas turbine sets and their components.  Clients have included all the major European gas turbine manufacturers with further recent support from Japan.

In 1977, with funding from Government and the UK gas turbine industry, the Thermo-Fluid Mechanics Research Centre was created on the campus of the University of Sussex under Prof Bayley's directorship to engage in contract research.

Prof Bayley was for several years a member of committees of the UK Aeronautical Research Council, served on the Admiralty Machinery Committee of the Defence Scientific Advisory Committee and has been a consultant to several engineering companies.  He retired from the University of Sussex in 1993 where he is now Professor Emeritus and in 2001 was warded the Dugald Clerk Prize by the Institution of Mechanical Engineers for his paper on “ The Saturated Liquid Reservoir for Energy Storage in Hybrid Vehicles”

CODE OF ETHICS

The Board of Directors of the Company approved a code of ethics on February 10, 2007.  The code of ethics as it relates to our principal officers has been posted on the Company’s website.   The Company will file a copy of the code of ethics with its annual report as required by the regulatory authorities.  Any security holder may write to the Company at the address set out on page 1 and request a copy of the document.

AUDIT COMMITTEE

We have appointed an audit committee and we are in the process of finalizing our audit committee charter, which we hope to finalize before August 31, 2007.  Following are the members of the audit committee:

Diane Glatfelter
Sandra Nunn
Richard Dennis

EXECUTIVE COMPENSATION

The following table sets forth information for the individuals who served as the senior executive officer of the Company during any portion of the last 2 fiscal years.  No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000.  Accordingly, no other executive officers of the Company are included in the table.

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compen-sation
Abdul Mitha[1] President and CEO	2006	$0	$0	$0	$0	$0	$0	$0
Ron Bruce[2] President	2006	0	0	0	0	0	0	0
Ron Bruce President	2005	0	0	0	0	0	0	0

Ron Bruce President	2004	0	0	0	0	0	0	0
Michael Burns Director	2006	130,000	0	0	0	0	0	0

1 Mr. Mitha became our President on June 2, 2006.

2 Mr. Ron Bruce resigned as our President on May 22, 2006.

OPTIONS

There were no stock options granted to officers or directors of the Company during the fiscal year ended August 31, 2006.

The Company has granted share purchase options to a consultant.  These options are granted with an exercise price equal to the market price of the Company’s shares on the date of the grant, or $1.30 per share.  The options vest in equal quarterly amounts over the next twelve months and expire July 1, 2008.

STOCK OPTIONS AND STOCK AWARD PLANS

The Board of Directors approved a stock option and stock award plan on February 10, 2007 (the “Plan”).   Under the Plan, a maximum of 2,000,000 shares of the common stock, par value $0.001 per share, may be awarded to directors, officers, employees and consultants of the Company.  The duration of the Plan has been set at 10 years from the time of adoption thereof by the Board of Directors.  This plan will be presented to the shareholders for approval at the next annual general meeting of the shareholders.

COMPENSATION OF DIRECTORS

The Company has made no arrangements for the remuneration of its directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.  No remuneration has been paid to the Company’s directors for services to date.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE –IN –CONTROL ARRANGEMENTS

The Company does not have any employments contracts with any of its executive officers and has no termination of employment or change in control arrangements with any of its executive officers.  The Company is currently negotiating an employment contract with Mr. Abdul Mitha, its President and CEO.

The Company has an agreement under the terms of its acquisition agreement for the technology to retain the services of Michael Burns, a Director of the Company and the U.K. subsidiary for approximately $130,000.US per annum (6,000 British Pounds per month) and with Professor Bailey, director of our U.K. subsidiary for $65,000US (3,000 British Pounds) based on the current exchange rate between the U.S. dollar and the British Pound as of August 31, 2006.

PENSION AND RETIREMENT PLANS

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees, in the event of retirement.  There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our Company, or from a change in the control of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of March 9, 2007, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock by each of the Company's officers and directors, and by the officers and directors of the Company as a group.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors and 5% shareholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class[3]
Common	Abdul Mitha 32 Hawkwood Pl N.W. Calgary, Alberta T3G 1X6	2,237,000 common shares held directly [4]	4.87%
Common	Michael Burns Dunedin 16 Corsica Rd Seaford East Sussex BN25 1BD England	1,000,000 common shares held directly	2.17%
Common	Diane Glatfelter 55 Glad Valley Dr Billerica MA 01821	240,150 common shares held directly	0.05%
Common	Sandra Nunn	0 common shares held	0.00%
Common	Richard Dennis	0 common shares held	0.00%
Common	Frederick Bayley Director of the Company’s subsidiary Camberley Firle Rd Seaford, East Sussex BN25 2HU England	1,000,000 common shares held directly	2.17%
Common	Six (6) Officers and Directors as a group	4,477,150 Common shares	9.26%
Common	Tetyana Baturova #205 512 Gatensbury St., Coquitlam, B.C. V3J 528	4,000,000 common shares held directly	8.71%
Common	Bruce Bicknell, #102b, 11831-80th Ave North Delta, B.C. V4C 7X6	2,400,000 common shares held directly	5.22%
Common	Richard Schmidt 2627 Laurel Crescent SW Calgary, Alberta T3E 6B4	3,500,000 common shares held directly	7.62%

3Based on 45,916,726 shares of common stock issued and outstanding.

4Mr. Mitha’s wife owns 500,000 shares of common stock and Mr. Mitha’s son and daughter, each own 750,000 shares.  Mr. Mitha disclaims any beneficial ownership of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On April 24, 2006 CPTI entered a research and development agreement (the “Agreement”) to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights with two directors and officers of CPTL-UK.  Under the terms of the Agreement, the Company agreed to retain one director as the Company’s project director at a fee of £3,000 (US$5,384) per month for a period of 36 months commencing May 2006 and the second director as the Company’s project manager at a fee of £6,000 (US$10,768) per month for a period of 36 months commencing May 2006.  During the period ended August 31, 2006, these directors of CPTL-UK received $72,687 for services rendered pursuant to management contracts.

Additionally under the terms of the above-noted Agreement, the Company agreed to fund all future costs for research, development, patenting, licensing and marketing of the technology in exchange for the transfer of all rights and interests in technology to the Company.  As payment for this technology, the Company’s subsidiary issued 2,000,000 shares of its common stock at $0.001, which shares were exchanged for 2,000,000 shares of the Company’s common stock under the terms of the Business Combination.  Additionally the Company has agreed to fund up to £2,000,000 (US$3,589,460) towards the development of the technology.

On July 26, 2006, the CPTL-UK entered into a lease agreement with a director of CPTL-UK to lease the office and laboratory premises for CPTL-UK.  The lease expires on July 25, 2009.  The CPTL—UK lease calls for annual rent in the amount of $34,222 (£18,000) plus applicable taxes, and is payable quarterly.

Included in prepaid expenses is $64,166 of prepaid rent expense to a director of CPTL-UK.  Rent expense of $4,038 was charged by the director for the year ended August 31, 2006.

Interest expense of $5,748 has been imputed at 10% in respect to advances due to a director of the Company.

Subsequent to August 31, 2006, a director of the Company advanced $294,686 to CPTL-UK.

DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.001 per share, of which 45,916,726 issued and outstanding as of March 9, 2007.  The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote.  Holders of our common stock are entitled to receive ratably dividends, as may be declared by our Board of Directors out of funds legally available therefore.

Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

Upon dissolution, liquidation or winding up of Clean Power Technologies Inc., whether voluntary or involuntary, holders of our Stock are likewise granted the right to receive,  out  of  the  assets  of  the  Company, the amount of $0.001 per share before  any  payment  or distribution shall be made on the Common  Stock.

TRANSFER AGENT

The transfer agent and registrar for the Company's Common Stock is Nevada Agency & Trust Company.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES.  Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale.  Additional shares may be issued pursuant to outstanding warrants and options.  There are 5,800,000  shares of our common stock that are not restricted by Rule 144 because they are in the public float.  Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144.  There are 40,116,726 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date).  Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate.  The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied.  In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING SECURITYHOLDERS

We agreed to register for resale shares of common stock by the Selling Securityholders listed below.  The Selling Securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus.  The Selling Securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Securityholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the Selling Securityholders named below and as adjusted to give effect to the sale of the shares offered hereby.  The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The information in the table below is current as of the date of this prospectus.  All information contained in the table below is based upon information provided to us by the Selling Securityholders and we have not independently verified this information.  The Selling Securityholders are not making any representation that any shares covered by the prospectus will be offered for sale.  The Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the Selling Securityholders have held any position or office with us, nor are any of the Selling Securityholders associates or affiliates of any of our officers or directors.  Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.  No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days.  The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the Selling Securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering[1]	Number of Shares Offered	Number of Shares Beneficially Owned after the Offering
Dutchess Private Equities Fund, Ltd.[2]	8,000,000	8,000,000	0
Jay M. Kaplowitz[3]	37,214	0	37,214
Peter J. Gennuso[3]	31,786	0	31,786
Arthur S. Marcus[3]	29,214	0	29,214
James Fornari[3]	23,214	0	23,214

Abacal Inc	400,000	200,000	200,000
Tumbley Holdings Ltd.	666,667	266,667	400,000
Buccaneer Holdings Inc.	1,330,000	250,000	1,080,000
Crysler Investments Ltd.	100,000	100,000	0
Richard Schmidt	3,500,000	500,000	3,000,000
Gordon Mak	1,315,000	315,000	1,000,000
Hoa Pho-Lau	140,000	140,000	0
Craig Nelson	514,286	150,000	364,286

[1] The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

[2] Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund Ltd.

[3] Messrs. Kaplowitz, Gennuso, Marcus and Fornari are attorneys at Gersten Savage LLP, our corporate and securities, and intellectual property attorneys.  These shares of common stock were issued to Gersten Savage LLP for services rendered to us.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LTD.

On January 18, 2007, we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, Ltd. (“Dutchess”) to provide us with an equity line of credit.  Pursuant to this Agreement, Dutchess shall commit to purchase up to $10,000,000 of the Company’s Stock over the course of Twenty-four (24) months (“Line Period”), after a registration statement  has been declared effective (“Effective Date”).  The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $250,000 or 2) 200% of the averaged daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date.  The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-six percent (96%) of the lowest closing bid price of the common stock during the Pricing Period.  The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date.  There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company reserves the right but not the obligation to withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price.  The Minimum Acceptable Price is defined as Ninety (90%) of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”).  Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within thirty (30) days after the closing date.  Although this registration statement has been filed outside of the 30 days, Dutchess has agreed to waive its rights to any and all damages that it may have incurred as a result.  In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) days after the filing of the registration statement.

TRANSACTIONS WITH GERSTEN SAVAGE LLP

The shares of common stock issued to Messrs. Kaplowitz, Gennuso, Marcus and Fornari, attorneys at the law firm, Gersten Savage LLP, for legal services rendered to us in connection with our general corporate and securities, and intellectual property matters.

TRANSACTIONS WITH CRYSLER INVESTMENTS LTD. AND BUCCANEER HOLDINGS INC.

The shares of common stock issued to Crysler Investments Ltd. and Buccaneer Holdings Inc., were for consulting services rendered to us in connection with our general corporate matters and for review of our business plan materials.

TRANSACTIONS WITH ABCAL, TUMBLEY, SCHMIDT, MAK, PHO-LAU AND NELSON

The shares of common stock issued to Abcal, Tumbley, Schmidt, Mak, Pho-Lau and Nelson were issued pursuant to the agreement and plan of merger dated May 22, 2006 and completed on July 10, 2006.

PLAN OF DISTRIBUTION

The Selling Securityholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Securityholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales after the registration statement becomes effective;

•

broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Securityholders may also engage in short sales against the box after the registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Securityholders or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders  and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Securityholders.  The Selling Securityholders  and any brokers, dealers or agents, upon effecting the  sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The Selling Securityholders  may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The Selling Securityholders  may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders  to include the pledgee, transferee or other successors in interest as Selling Securityholders  under this prospectus.

The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders  o include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The Selling Securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the Selling Securityholders  use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Selling Securityholders.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.

EXPERTS

Our financial statements as of and for the years ended from August 31, 2006 appearing elsewhere in this prospectus have been audited by Amisano Hanson, Chartered Accountants, our Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.  Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

CLEAN POWER TECHNOLOGIES INC. FINANCIAL STATEMENTS

For the Quarter Ended November 30, 2006

Consolidated Balance Sheet as of November 30, 2006 and August 30, 2006 (unaudited)	F-2
Consolidated Statements of Operations for the Three Months & Quarter Ended November 30, 2006 and for the period May 12, 2006 (Date of Inception) to November 30, 2006 (unaudited)	F-3
Consolidated Statements of Stockholders’ Deficiency for the Three Months Ended November 30, 2006 and for the period May 12, 2006 (Date of Inception) to November 30, 2006 (unaudited)	F-4
Consolidated Statements of Cash Flows for the Three Months Ended November 30, 2006 and for the period May 12, 2006 (Date of Inception) to November 30, 2006 (unaudited)	F-5
Notes to Consolidated Financial Statements (unaudited)	F-6

For the Year Ended August 31, 2006

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
INTERIM CONSOLIDATED BALANCE SHEETS
November 30, 2006
(Unaudited)
(Stated in U.S. Dollars)

	November 30,2006	August 31, 2006
ASSETS
Current
Cash	$ 67,904	$ 99,234
Amounts receivable	90,184	56,125
Prepaid expenses – Note 3	70,686	79,199
	$ 228,774	$ 234,558
Plant and equipment	266,481	159,981

	$ 495,255	$ 394,539
LIABILITIES
Current
Accounts payable and accrued liabilities	$ 77,193	$ 92,500
Due to related party	892,007	516,686

	969,200	609,186

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
45,445,377common shares	45,446	45,446
Additional paid-in capital	77,201	63,746
Accumulated other comprehensive loss	(22,051)	(12,404)
Deficit accumulated during the development stage	(574,541)	(311,435)
	(473,945)	(214,647)

	$ 495,255	$ 394,539

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended November 30, 2006 and
for the period May 12, 2006 (Date of Inception) to November 30, 2006
(Unaudited)
(Stated in U.S. Dollars)

		May 12, 2006
	Three months	(Date of
	ended	Inception) to
	November 30,	November 30,
	2006	2006

Expenses
Depreciation	$ 16,589	$ 25,827
Interest – Note 3	13,455	19,254
Office and administration	73,206	117,733
Organizational costs	-	2,500
Professional fees	25,097	82,087
Research and development	50,305	115,710
Salaries and consulting fees	84,454	179,097
Stock-based compensation	–	32,333

Net loss for the period	(263,106)	(574,541)

Other comprehensive loss:
Foreign currency translation adjustment	(9,647)	(22,051)

Comprehensive loss for the period	$ (272,753)	$ (596,592)

Basic and diluted loss per share	$ (0.01)

Weighted average number of shares outstanding	45,445,377

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
for the three months ended November 30, 2006 and
the period May 12, 2006 (Date of Inception) to November 30, 2006
(Unaudited)
(Stated in U.S. Dollars)

					Deficit
				Accumulated	Accumulated
			Additional	Other	During the
	Common Stock		Paid-in	Comprehensive	Development
	Shares	Amount	Capital	Loss	Stage	Total

Balance, May 12, 2006	–	$–	$–	$–	$–	$–
Capital stock issued:
For cash - at $0.001	28,765,477	28,766	–	–	–	28,766
Pursuant to a technology acquisition agreement - at $0.001	2,000,000	2,000	–	–	–	2,000
Clean Energy and Power Solutions Inc. common shares prior to reverse acquisition	(30,765,477)	(30,766)	30,766	–	–	-
Clean Power Technologies Inc. common shares prior to reverse acquisition	14,680,000	14,680	(14,680)	–	–	-
Common shares issued pursuant to share exchange agreements	30,765,377	30,766	9,579	–	–	40,345
Imputed interest	–	–	5,748	–	–	5,748
Stock-based compensation	–	–	32,333	–	–	32,333
Foreign currency translation adjustment	–	–	–	(12,404)	–	(12,404)
Net loss for the period	–	–	–	–	(311,435)	(311,435)

Balance, August 31, 2006	45,445,377	45,446	63,746	(12,404)	(311,435)	(214,647)

Imputed interest	–	–	13,455	–	–	13,455
Foreign currency translation adjustment	–	–	–	(9,647)	–	(9,647)
Net loss for the period	–	–	–	–	(263,106)	(263,106)

Balance November 30, 2006	45,445,377	$45,446	$77,201	$(22,051)	$(574,541)	$(473,945)

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three months ended November 30, 2006 and
for the period May 12, 2006 (Date of Inception) to August 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	Three months ended November 30, 2006	May 12, 2006 (Date of Inception) to November 30, 2006

Cash Flows From Operating Activities
Net loss for the period	$(263,106)	$(574,541)
Items not affecting cash:
Depreciation	16,589	25,827
Imputed interest	13,455	19,203
Research and development	–	2,000
Stock-based compensation	–	32,333
Changes in non-cash working capital balance related to operations:
Amounts receivable	(31,586)	(84,218)
Prepaid expenses	10,142	(64,761)
Accounts payable and accrued liabilities	(15,797)	64,878

Cash flows used in operating activities	(270,303)	(579,279)

Cash Flows from Investing Activities
Acquisition of plant and equipment	(115,753)	(276,013)
Cash acquired from business acquisition	–	62,070

Cash flows used in investing activities	(115,753)	(213,943)

Cash Flows from Financing Activities
Issuance of common shares	–	28,766
Due to related party	353,607	829,659

Cash flows provided by financing activities	353,607	858,425

Foreign currency translation adjustment	1,119	2,701

Increase (decrease) in cash during the period	(31,330)	67,904

Cash at beginning of period	99,234	–

Cash at end of period	$67,904	$67,904

Non-Cash Transaction – Note 5

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2006
(Unaudited)
(Stated in U.S. Dollars)

Note 1

Interim Financial Statements

While the information presented in the accompanying three months to November 30, 2006 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.  It is suggested that these financial statements be read in conjunction with the Company’s August 31, 2006 financial statements.

Operating results for the three months ended November 30, 2006 are not necessarily indicative of the results that can be expected for the year ending August 31, 2007.

Note 2

Continuance of Operations

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At November 30, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $574,541 since its inception, has a working capital deficiency of $740,426 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 3

Related Party Transactions

Included in prepaid expenses is $57,061 (August 31, 2006: $64,166) of prepaid rent paid to a director of Clean Power Technologies Ltd. (“CPTL”).  Rent expense of $8,507 was charged by the director for the period ended November 30, 2006.

Interest expense of $13,455 has been imputed at 8% in respect to advances due to a director of the Company.

Note 4

Commitments

i)  On July 26, 2006 CPTL entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom.  The lease expires on July 25, 2009.  The CPTL lease calls for annual rent in the amount of $34,222 (£18,000) plus applicable taxes, and is payable quarterly.

CPTL is required to make minimum lease payments over the remaining term of the lease as follows:

Lease Period	Annual Payment

Year ending July 31, 2007	$34,222
Year ending July 31, 2008	34,222
Year ending July 31, 2009	34,222

Total	$102,666

ii)  On June 21, 2006, the Company entered into an investor relations agreement for a period of one year for consideration of $2,500 per month and has granted 200,000 share purchase options exercisable at $1.30 per share until July 1, 2008.  The options will vest in equal quarterly amounts over the next twelve months.

iii)  The Company entered into a collaboration agreement dated October 11, 2006 for the development of a steam accumulator and other related technologies in partnership for use with the Company’s petrol (gas)/steam and diesel/steam hybrid technologies project.  The agreement calls for funding of approximately US$400,000 by the Partner.  As consideration, the Company will issue

4,000,000 common shares of the Company.  The agreement further provides that within 18 months from the first vehicle being publicly unveiled, the Partner will have the option of either seeking cash reimbursement of its development costs from the Company or retaining the previously issued shares of common stock of the Company.  Should the Partner seek cash reimbursement then the Partner shall return a total of 3,000,000 shares of common stock to the Company.  Should development costs exceed US$400,000 then the Partner will have the option to either receive cash reimbursement of the amount in excess of US$400,000 or to receive additional shares of the Company at a price to be negotiated.  Should the Company be unable to reimburse the Partner on any call for reimbursement as allowed under the collaboration agreement, the Company will transfer an equal share of the intellectual property to the Partner so that the Partner and the Company will own the intellectual property equally.

The Company will provide an additional 100,000 common shares to the Partner, which shall be used at their discretion to reward any of their employees who have helped in the development of the technologies project.

The term of the agreement is three years.

iv)  By resolution dated September 28, 2006, the Board of Directors approved a convertible debenture for amounts advanced by a director of the Company with the following terms:

– bears interest at 8% per annum which shall be accrued and paid on maturity;

– shall be convertible at $0.50 per share and may be convertible in total or in part;

– shall be for a period of two years from date of execution; and

– the Company may elect to repay the debenture at any time or upon the director advising of his election to convert to common shares.

v)  By an agreement dated January 4, 2007, the Company executed an Investment Agreement and a Registration Rights Agreement with the Dutchess Private Equities Fund Ltd. (“Dutchess”).  Under the terms of these agreements, Dutchess will provide an equity line of credit of $10,000,000 to be taken down at the Company’s election, either a) 200% of the average US daily volume of the common stock for the 10 trading days prior to the put notice date multiplied by the average of the three daily closing bid prices immediately proceeding the put date or b) $250,000 upon the registration of the initial amount of 10,000,000 common shares by the Company which will be used for the draw down of funds.  The registration statement is to provide for the offering of securities on a continuing basis and the Company must use its best efforts to have the registration statement effective within 120 days for the date of the agreements.  The agreement further calls for the Company to pay a 1% fee to a registered broker dealer to a maximum of $10,000 on each draw down of funds under the Investment Agreement.  The Company has retained legal counsel to prepare the registration statement for filing with the Securities and Exchange Commission.

Note 5

Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows.  During the period May 12, 2006 (Date of Inception) to November 30, 2006, the Company issued 2,000,000 shares of common stock at $0.001 per share for a total value of $2,000 in respect to the acquisition of a technology from two directors of Clean Power Technologies Limited.  This transaction has been excluded from the statements of cash flows.

Note 6

Subsequent Event

Subsequent to November 30, 2006, a director of the Company advanced $39,400 to the Company.  This advance is unsecured, non-interest bearing and has no specific terms for repayment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Clean Power Technologies Inc.
(formerly Sphere of Language)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Clean Power Technologies Inc. (formerly Sphere of Language) (A Development Stage Company) and its subsidiaries as of August 31, 2006 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the period May 12, 2006 (Date of Inception) to August 31, 2006.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clean Power Technologies Inc. and its subsidiaries as of August 31, 2006 and the results of its operations and its cash flows for the period May 12, 2006 (Date of Inception) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern.  As discussed in Note 1 to the financial statements, the company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
November 15, 2006	CHARTEREDACCOUNTANTS

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
August 31, 2006
(Stated in U.S. Dollars)

ASSETS

Current
Cash		$ 99,234
Amounts receivable – Note 4		56,125
Prepaid expenses – Note 7		79,199

		234,558
Plant and equipment – Note 5		159,981

		$ 394,539

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 92,500
Due to related party – Note 6		516,686

		609,186

STOCKHOLDERS’ DEFICIENCY
Capital Stock – Note 9
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
45,445,377	common shares	45,446
Additional paid-in capital		63,746
Accumulated other comprehensive loss		(12,404)
Deficit accumulated during the development stage		(311,435)
		(214,647)

		$ 394,539

Nature and Continuance of Operations – Note 1

Commitments – Notes 8 and 9

Subsequent Events – Notes 9 and 12

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
for the period May 12, 2006 (Date of Inception) to August 31, 2006
(Stated in U.S. Dollars)

Expenses
Depreciation	$ 9,238 9,238
Interest – Note 7	5,799
Office and administration – Note 8	44,527
Organizational costs	2,500
Professional fees	56,990
Research and development	65,405
Salaries and consulting fees – Note 7	94,643
Stock-based compensation – Note 9	32,333

Net loss for the period	(311,435)

Other comprehensive loss:
Foreign currency translation adjustment	(12,404)

Comprehensive loss for the period	$ (323,839)

Basic and diluted loss per share	$ (0.01)
Weighted average number of shares outstanding	32,856,774

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
for the period May 12, 2006 (Date of Inception) to August 31, 2006
(Stated in U.S. Dollars)

					Deficit
				Accumulated	Accumulated
			Additional	Other	During the
	Common Stock		Paid-in	Comprehensive	Development
	Shares	Amount	Capital	Loss	Stage	Total

Balance, May 12, 2006	-	$ -	$ -	$ -	$ -	$ -
Capital stock issued:
For cash - at $0.001	28,765,477	28,766	-	-	-	28,766
Pursuant to a technology acquisition agreement - at $0.001	2,000,000	2,000	-	-	-	2,000
Clean Energy and Power Solutions Inc. common shares prior to reverse acquisition	(30,765,377)	(30,766)	30,766	-	-	-
Clean Power Technologies Inc. common shares prior to reverse acquisition	14,680,000	14,680	(14,680)	-	-	-
Common shares issued pursuant to share exchange agreements	30,765,377	30,766	9,579	-	-	40,345
Imputed interest	-	-	5,748	-	-	5,748
Stock-based compensation	-	-	32,333	-	-	32,333
Foreign current translation adjustment	-	-	-	(12,404)	-	(12,404)
Net loss for the period	-	-	-	-	(311,435)	(311,435)

Balance, August 31, 2006	45,445,377	$45,446	$63,746	$(12,404)	$(311,435)	$(214,647)

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
for the period May 12, 2006 (Date of Inception) to August 31, 2006
(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(311,435)
Items not affecting cash:
Depreciation	9,238
Imputed interest	5,748
Research and development	2,000
Stock-based compensation	32,333
Changes in non-cash working capital balance related to operations:
Amounts receivable	(52,632)
Prepaid expenses	(74,903)
Accounts payable and accrued liabilities	80,676

Cash flows used in operating activities	(308,976)

Cash Flows from Investing Activities
Acquisition of plant and equipment	(160,260)
Cash acquired from business acquisition	62,070

Cash flows used in investing activities	(98,190)

Cash Flows from Financing Activities
Issuance of common shares	28,766
Due to related party	476,052

Cash flows provided by financing activities	504,818

Foreign currency translation adjustment	1,582

Increase in cash during the period	99,234

Cash at beginning of period	-

Cash at end of period	$99,234

Non-cash Transaction – Note 11

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, United States of America on October 30, 2003 as Sphere of Language.  On June 13, 2006, the Company changed its name to Clean Power Technologies Inc.

The Company incorporated Clean Energy and Power Solutions Inc. (the “CEPS”) on May 12, 2006 in the State of Nevada as a wholly owned subsidiary.

By agreement dated May 22, 2006, the Company agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI”), a privately held company, incorporated on March 14, 2006 in the State of Nevada.  CPTI is developing a project for a gas/steam or diesel/steam hybrid technology.  CPTI has incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL-UK”) a company based in Great Britain and incorporated on May 10, 2006, to carry on all its research and development.  On April 24, 2006 CPTI entered a research and development agreement to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights (see Note 7).  CPTI and CEPS merged on June 20, 2006 with CEPS being the surviving entity (see Note 3).  On July 10, 2006 CEPS became a wholly owned subsidiary of the Company when the shareholders of CPTI tendered their remaining shares.

The Company’s year-end is August 31.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.

The primary operations of the Company are presently undertaken by CPTL-UK with a goal of developing two vehicles to prove their concept.  The first vehicle will be a prototype to demonstrate the technology and the second vehicle will be an engineered vehicle to be unveiled to the auto industry.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At August 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $311,435 since inception, has a working capital deficiency of $374,628 and expects to incur further losses in the development of its business, all of which

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 2

Summary of Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are stated in US dollars except where disclosed.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement.  Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries CEPS and CPTL-UK.  All inter-company transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

Plant, Equipment and Depreciation

Plant and equipment is recorded at cost.  Depreciation has been provided in amounts sufficient to relate the costs of depreciable assets to operations over their estimated useful lives on a straight-line basis over four years for vehicle and machinery, five years for office equipment, two years for computers and three years for leasehold improvements.

Impairment of Long-lived Assets

The Company reports the impairment of long-lived assets and certain intangibles in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”.  Certain long-lived assets and identifiable intangibles held by the

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Accordingly, the impairment loss is recognized in the period it is determined.

Foreign Currency Translation

The functional currency of the Company and its wholly owned subsidiary is the US Dollar.  The functional currency of CPTL-UK is the British Pound.  Accordingly, assets and liabilities of CPTL-UK are translated into US dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders’ Equity.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations.

Basic Loss Per Share

The Company reports basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Fully diluted earnings per share are not presented because they are anti-dilutive.  At the end of the period presented, the Company had no other common stock equivalents.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) issued SFAS 107, “Disclosure About Fair Value of Financial Instruments”.  SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amount of the Company’s cash, accounts payable and accrued liabilities and due to related party approximate their estimated fair values due to their short-term maturities.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income taxes

The Company is subject to United States and Nevada state income taxes.  The Company’s subsidiary, CPTL-UK, is subject to taxes in the United Kingdom.  Income taxes are accounted for under the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Research and Development Costs

Research and development costs are expensed in the year in which they are incurred.

Stock-based Compensation

The Company has elected to account for stock-based compensation following APB No. 25, “Accounting for Stock Issued to Employees”, and provide the disclosure required under SFAS No. 123, “Accounting for Stock-based Compensation”, as amended by SFAS No. 148, “Accounting for Stock-based Compensation – Transition and Disclosure, amendment of SFAS Statement No. 123”.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3

Business Combinations – Note 9

On May 22, 2006 the Company entered into an Agreement and Plan of Merger (the “Agreement”) with the Company’s wholly-owned subsidiary, CEPS and the shareholders of CPTI.

The Company, CPTI and CEPS had an officer in common.

The terms of the agreement required the shareholders of CPTI to surrender their 30,765,377 shares in CPTI in exchange for 30,765,377 shares (included 4,477,000 shares issued to directors of the Company and 2,000,000 shares to the spouse and dependents of a director of the Company) of the Company’s common stock.  CPTI and CEPS merged with CEPS being the surviving entity.

The closing of the transactions provided for under the Agreement were undertaken as follows:

–

On June 12, 2006 the Company completed a forward split of its common shares on the basis of four common shares for each one share held.

–

On June 13, 2006 the Company changed its name to Clean Power Technologies Inc.

–

On June 20, 2006 the merger of CEPS and CPTI was completed.

–

On June 29, 2006 certain of the shareholders of CPTI tendered 28,038,247 common shares pursuant to the Agreement.

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

–

On July 10, 2006, the remaining shareholders of CPTI tendered the remaining 2,727,130 common shares pursuant to the Agreement, and CEPS became a wholly owned subsidiary of the Company.

As a result of this transaction, the shareholders of CEPS acquired control of the Company and consequently CEPS is deemed to be the acquirer.  The acquisition has been accounted for using the purchase method of accounting, as a reverse acquisition and the consolidated financial statements are a continuation of the operations of CEPS and not the Company.  The operations of the Company are included in the consolidated statement of loss from July 10, 2006, the effective date of the acquisition.

The net monetary assets acquired from the Company are as follows:

Total assets	$62,420
Total liabilities	(22,075)

Net monetary assets	$40,345
Consideration:
30,765,377 common shares of the Company	$40,345

This transaction is considered to be a capital transaction, that is, the transaction is equivalent to the issuance of common shares by CEPS for the net monetary assets of the Company, accompanied by a recapitalization.

The consolidated statements of operations and cash flows for the year ended August 31, 2006 do not include the results of operations or cash flows of the Company for the period September 1, 2005 to July 10, 2006, the date of the reverse take-over transaction.  These results were as follows:

Statement of Operations

Expenses
Interest	$56
Office and administration	20,311
Professional fees	18,565

Loss for the period	$(38,932)

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Statement of Cash Flows

Cash Flows from Operating Activities
Net loss for the period	$(38,932)
Changes in non-cash working capital balances:
Accounts receivable	(349)
Share subscriptions receivable	79,250
Accounts payable	3,589

Cash flows provided by operating activities	43,558

Cash Flows used in Investing Activity
Investment in CEPS	(1)

Cash flows used in investing activity	(1)

Cash Flows from Financing Activity
Due to related party	12,099

Cash flows provided by financing activity	12,099

Increase in cash during the period	55,656

Cash, beginning of the period	6,414

Cash, end of the period	$62,070

Note 4

Amounts Receivable

Amounts receivable of $56,125 consists of refundable tax credits for the Value Added Tax (“VAT”) paid on purchases with respect to the operations of CPTL-UK in the United Kingdom.  CPTL-UK files quarterly returns with respect to the VAT transactions.

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Note 5

Plant and Equipment

	Cost	2006 Accumulated Amortization	Net

Vehicle	$30,862	$2,237	$28,625
Machinery	76,479	3,879	72,600
Computer and office equipment	53,348	3,418	49,930
Leasehold improvement	9,078	252	8,826

	$169,767	$9,786	$159,981

Note 6

Due to Related Party

As at August 31, 2006 the Company owed $516,686 to a director of the Company for funds advanced for operations.  The advances are unsecured, non-interest bearing and have no specific terms for repayment.

Note 7

Related Party Transactions – Note 3

On April 24, 2006 CPTI entered a research and development agreement (the “Agreement”) to fund all future costs for research, development, patenting, licensing and marketing for an alternative hybrid fuel technology that combines diesel and steam and gas (petrol) and steam technologies for a 100% ownership of the technology and any associated intellectual rights with two directors and officers of CPTL-UK.  Under the terms of the Agreement, the Company agreed to retain one director as the Company’s project director at a fee of £3,000 (US$5,384) per month for a period of 36 months commencing May 2006 and the second director as the Company’s project manager at a fee of £6,000 (US$10,768) per month for a period of 36 months commencing May 2006.  During the period ended August 31, 2006, these directors of CPTL-UK received $72,687 for services rendered pursuant to management contracts.

Additionally under the terms of the above-noted Agreement, the Company agreed to fund all future costs for research, development, patenting, licensing and marketing of the technology in exchange for the transfer of all rights and interests in technology to the Company.  As payment for this technology, the Company’s subsidiary issued 2,000,000 shares of its common stock at $0.001, which shares were exchanged for 2,000,000 shares of the Company’s common stock under the terms of the Business

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Combination discussed above in Note 3.  Additionally the Company has agreed to fund up to £2,000,000 (US$3,589,460) towards the development of the technology.

On July 26, 2006, the CPTL-UK entered into a lease agreement with a director of CPTL-UK to lease the office and laboratory premises (see Note 8).

Note 7

Related Party Transactions – Note 3 –

Included in prepaid expenses is $64,166 of prepaid rent expense to a director of CPTL-UK.  Rent expense of $4,038 was charged by the director for the year ended August 31, 2006.

Interest expense of $5,748 has been imputed at 10% in respect to advances due to a director of the Company.

Subsequent to August 31, 2006, a director of the Company advanced $294,686 to CPTL-UK.

Note 8

Commitments

On July 26, 2006 CPTL –UK entered into a three year lease agreement for an office and research facility located in Newhaven, United Kingdom.  The lease expires on July 25, 2009.  The CPTL—UK lease calls for annual rent in the amount of $34,222 (£18,000) plus applicable taxes, and is payable quarterly.

CPTL-UK is required to make minimum lease payments over the remaining term of the lease as follows:

Lease Period	Annual Payment

Year ending July 31, 2007	$ 34,222
Year ending July 31, 2008	34,222
Year ending July 31, 2009	34,222

Total	$ 102,666

On June 21, 2006, the Company entered into an investor relations agreement for a period of one year for consideration of $2,500 per month and has granted 200,000 share purchase options exercisable at

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

$1.30 per share until July 1, 2008.  The options will vest in equal quarterly amounts over the next twelve months.

Note 9

Common Stock

In conjunction with the share exchange agreement discussed above in Note 3, the Company issued the following shares:

–

On June 29, 2006 a total of 28,038,247 common shares

–

On July 10, 2006 a total of 2,727,130 common shares.

Stock Based Compensation

The Company has granted share purchase options to a consultant.  These options are granted with an exercise price equal to the market price of the Company’s shares on the date of the grant.  The options vest in equal quarterly amounts over the next twelve months.

A summary of the stock option plan is presented below:

	2006
		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at beginning of year	-	-
Granted	200,000	$1.30

Options outstanding at end of year	200,000	$1.30

Options exercisable at end of year	-

During the year ended August 31, 2006, stock-based compensation expense was $32,333 which was calculated based on the vesting provisions relating to options granted.

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Assumptions used for the Black-Scholes model are as follows:

2006

Expected dividend yield	0.0%
Expected volatility	158%
Risk-free interest rate	3.18%
Expected term in years	2

The weighted average fair value of options granted is $0.97 per share.

As at August 31, 2006, there are 200,000 share purchase options outstanding entitling the holder thereof the right to purchase one common share at $1.30 for each option held expiring July 1, 2008.

Note 10

Deferred Tax Assets

At August 31, 2006, the Company has incurred non-capital losses in the United States totaling approximately $163,632 and non-capital losses in the U.K. totaling £176,861 which can be carried forward and applied against future taxable income.  The losses in the U.K. may be carried forward indefinitely and the losses in the United States expire in 2006.

At August 31, 2006, the significant components of  future income tax assets are as follows:

Total

Deferred tax assets
Non-capital losses carry forward	$96,607
Valuation allowance for deferred tax asset	(96,607)

$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

CLEAN POWER TECHNOLOGIES INC.
(formerly Sphere of Language)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006
(Stated in U.S. Dollars)

Note 11

Non-cash Transaction – Note 3

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.  During the period ended August 31, 2006, the Company issued 2,000,000 shares of common stock at $0.001 per share for a total value of $2,000 in respect to the acquisition of a technology to two directors of CPTL-UK.  This transaction has been excluded from the statement of cash flows.

Note 12

Subsequent Events

On August 15, 2006, the Company executed a Memorandum of Understanding (“MOU”) followed up by a collaboration agreement dated October 11, 2006 for the development of a steam accumulator and other related technologies in partnership for use with the Company’s petrol (gas)/steam and diesel/steam hybrid technologies project.  The MOU calls for funding of approximately US$400,000 by the Partner.  As consideration, the Company will issue 4,000,000 common shares of the Company.  The MOU further provides that within 18 months from the first vehicle being publicly unveiled, the Partner will have the option of either seeking cash reimbursement of its development costs from the Company or retaining the previously issued shares of common stock of the Company.  Should the Partner seek cash reimbursement then the Partner shall return a total of 3,000,000 shares of common stock to the Company.  Should development costs exceed US$400,000 then the Partner will have the option to either receive cash reimbursement of the amount in excess of US$400,000 or to receive additional shares of the Company at a price to be negotiated.  Should the Company be unable to reimburse the Partner on any call for reimbursement as allowed under the collaboration agreement, the Company will transfer an equal share of the intellectual property to the Partner so that the Partner and the Company will own the intellectual property equally.

The Company will provide an additional 100,000 common shares to the Partner, which shall be used at their discretion to reward any of their employees who have helped in the development of the technologies project.

The term of the agreement is three years.

By resolution dated September 28, 2006, the Board of Directors approved a convertible debenture for amounts advanced by a director of the Company with the following terms:

–

bears interest at 8% per annum which shall be accrued and paid on maturity;

–

shall be convertible at $0.50 per share and may be convertible in total or in part;

–

shall be for a period of two years from date of execution; and

–

the Company may elect to repay the debenture at any time or upon the director advising of his election to convert to common shares.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

UNTIL MAY 6, 2007 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOR PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALER’S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Page

Prospectus Summary

1

The Company.

1

The Offering

3

Transaction Summary

4

Summary Financial Information

5

Risk Factors

6

Special Note Regarding Forward-Looking Statements

12

Use of Proceeds

13

Market for Our Shares

13

Holders

13

Dividend Policy

13

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

14

Business

18

Management

29

Executive Compensation

32

Security Ownership of Certain Beneficial Owners and Management

34

Certain Relationships and Related Transactions

35

Description of Securities

36

Shares Eligible for Resale

36

Selling Stockholders

37

Plan of Distribution

39

Legal Matters

41

Experts

41

Where You Can Find Additional Information

41

Index to Consolidated Financial Statements

F-1

CLEAN POWER TECHNOLOGIES INC. 10,043,096 SHARES PROSPECTUS April 11, 2007

42